                                                                   EXHIBIT 10.19

                             FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT ("Agreement") is dated as of March 9, 2000 between Video City, Inc., a Delaware corporation with its principal executive offices at 370 Amapola Avenue, Suite 208, Torrance, California, 90501, (as a "Borrower" and "Agent Borrower") and its wholly owned subsidiaries listed as "a Borrower" below ("Subsidiaries", and together with Video City, Inc., the "Borrowers") and Fleet Retail Finance Inc. f/k/a BankBoston Retail Finance Inc., a Delaware corporation with an address of 40 Broad Street, Boston 02109 (the "Lender").

                                   RECITALS

     A. Lender and Borrowers are parties to the Loan and Security Agreement (the "Loan Agreement") dated as of December 29, 1999, as amended from time to time. Terms defined in the Loan Agreement are used herein as therein defined.

     B. The Borrowers defaulted under the terms of the Loan Agreement and the parties entered into a Forbearance Agreement dated as September 10, 1999. The Forbearance Agreement has expired.

     C. The Borrowers have requested that Lender forbear from exercising its Rights and Remedies under the Loan Documents regarding such defaults and to consent to the Borrowers entering into certain agreements with West Coast Entertainment Corporation, a Delaware company ("West Coast"), and Marshall Morgan, LLC (the "Consultants"), which will provide, inter alia, for the Borrowers to provide interim management services to West Coast and assist West Coast, in conjunction with the Consultants to sell certain of the stores owned by West Coast, along with certain of the stores owned by the Borrowers. As an accommodation to the Borrowers, Lender has agreed to the foregoing request, subject in all respects, however, to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1.   Accuracy of Recitals. The parties hereto acknowledge and agree that
          --------------------
the foregoing Recitals are true and accurate.

     2.   Effective Date. This Agreement shall be effective upon receipt by the
          --------------
Lender of each of the following items: (i) a fully executed copy of this Agreement, in form and substance satisfactory to the Lender in its sole discretion; (ii) a fully executed copy of the Management Agreement (defined below); (iii) an executed copy of the Engagement Letter (defined below); and
(iv) an executed copy of the Merger Agreement (defined below).

     3.   Acknowledgment of Indebtedness. The Borrowers acknowledge and agree
          ------------------------------
they are indebted to Lender under the Loan Documents in the following amounts (plus accrued and unpaid legal fees and expenses):

     (a)  an aggregate principal amount of $10,247,077.35 (as of March 2, 2000);

     (b)  interest of $3,486.85 (as of March 2, 2000);
     (c)  costs and expenses of Lender of $7,226.96 (as of March 2, 2000);
     (d)  a remaining unpaid facility fee of $73,500.00;
     (e)  a line (unused) fee of $274.33 (as of March 2, 2000);
     (f)  a termination fee of $300,000.00; and

     4.   Default Rate.  The Lender has exercised its right to charge and
          ------------
collect the default rate of interest applicable to the Liabilities under the Loan Agreement commencing as of the date of this Agreement. The lender shall not charge the default rate retroactive prior to the date of which the default rate was imposed.

     5.  Limitation on Borrowings.  Without in any way modifying the amount of
         ------------------------
the Loan Ceiling, which, subject to change by the Lender pursuant to the terms of the Loan Agreement, remains Thirty Million Dollars ($30,000,000.00), the aggregate of the balance of the Loan Account and the Stated Amount of all L/C's shall be temporarily limited to Ten Million Seven Hundred and Fifty Thousand Dollars ($10,750,000.00), or such lesser amount as the Lender may establish following the occurrence of a New Default, defined in Section 10, below.

     6.  Availability Reserve.  Lender agrees that the Availability Reserve
         --------------------
established to address discrepancies in inventory reporting by the Borrowers shall be reduced from five Hundred Thousand Dollars ($500,000.000) to Three Hundred and Fifty Thousand Dollars ($350,000.000).

     7.  Financial Performance Covenants.  The Borrowers' compliance with the
         -------------------------------
financial performance covenants set forth in Exhibit 5-12(a) of the Loan Agreement shall be suspended during the term of this Agreement. During the term of this Agreement, the Borrowers shall observe and comply with the following financial performance covenants. The financial performance covenants are based upon the cash flow projections dated February 25, 2000 submitted to the Lender by the Borrowers, a true copy of which is attached hereto as EXHIBIT "A". Pursuant to Section 5.11(e) of the Loan Agreement, the Lender hereby signs-off on such projections, which, shall hereinafter be considered the Business Plan under the Loan Agreement.

     a. The Borrowers shall not permit or suffer to exist their revenues to be less than 85% of the projected revenues, as calculable from the Business Plan. This revenue covenant shall be tested commencing March 20, 2000 for the two week period ending March 17, 2000, on March 24, 2000 for the three week period ending March 27, 2000, and on each week thereafter for the trailing four week period.

     b. The Borrowers shall not permit or suffer to exist purchases (delineated as "Costs of Goods Sold" in its Business Plan) to be less than 85% of projected purchases, as calculable from the Business Plan. This purchases covenant shall be tested commencing March 20, 2000 for the two week period ending March 17, 2000, on March 24, 2000 for the three week period ending March 27, 2000, and on each week thereafter for the trailing four week period.

     C. The Borrowers shall not permit or suffer to exist purchases from Ingraru Entertainment, Inc. or other reputable vendor/studio acceptable to the Lender in its reasonable discretion for prerecorded video cassettes, DVDs, video games, tapes, discs, and other products supplied by Ingram Entertainment, Inc. to the Borrowers in the ordinary course of the Borrowers' businesses to be less than $100,000.00 per week (tested on a rolling four week basis), commencing as of March 13, 2000 for the week ending March 10, 2000.

     d. The Borrowers shall not permit or suffer to exist EBITDA, tested as of Monday of each fiscal week (tested on a rolling four week basis) ending the previous Friday, commencing as of March 27, 2000, to be less than 85% of a projected positive or more than 115% of a projected negative EBITDA, as calculable from the Business Plan.

     8.    Additional Financial Reporting.  In addition to any other weekly
           ------------------------------
financial reports the Borrowers are required to provide to the Lender pursuant to the terms of the Loan Agreement, weekly, on the Tuesday of each week (as of the then immediately preceding Saturday) the Borrowers shall provide the Lender with an inventory roll forward report, with computer inventory control system generated back-up documentation and actual weekly cash flow reports compared to the projections attached hereto as Exhibit "A", in each case certified by the Borrowers' President or Chief Financial Officer as to the accuracy thereof. Additionally, the Borrowers shall provide the Lender with weekly certifications as to the Borrowers' compliance or noncompliance with the financial covenants, signed by the Borrowers' President or Chief Financial Officer. Such reports and supporting documentation shall be in form and substance acceptable to Lender in its sole discretion. Such report may be sent to the Lender by facsimile transmission, provided that the original is forwarded to the Lender on the date of such transmission. In addition to the foregoing financial reports regarding the Borrowers, the Borrowers shall provide the Lender with copies of all financial reports to be provided to West Coast under the terms of the Management Agreement, when such reports are provided to West Coast.

     9.    Conditions Precedent. It shall be a condition precedent to the
           --------------------
effectiveness of this Agreement that the following events occur:

     a. The Borrower shall have delivered to Lender an executed copy of that certain Management Agreement by and between West Coast and the Video City Inc. dated on or about March 3, 2000 (the "Management Agreement"), which Management Agreement shall provide, among other things, that (i) the Borrowers will be paid by West Coast a management fee of not less than $100,000.00 per week (or $400,000.00) per month for the term of the Management Agreement, which fee shall be paid before any SG&A expenses of West Coast and shall be deposited by Borrower directly into the Concentration Account and (ii) the Borrowers will not be obligated to provide any working capital funding, directly or indirectly, to West Coast.

     b. The Borrower shall have delivered to Lender an executed copy of that certain engagement letter dated on or about March 3, 2000 by and between the Consultant and Video

City, Inc. (the "Engagement Letter"), which provides for the retention of the Consultant to assist the Borrowers with the marketing and selling of the Borrowers' stores in a manner and for an amount that will be sufficient to satisfy the Borrowers' obligations under Section 3 hereof.

     C. The Borrowers shall have delivered to the Lender an executed copy of that certain merger agreement dated on or about March 3, 2000 by and between Video City, Inc. and West Coast (the "Merger Agreement").

     10.    Sale of Stores. Simultaneously upon the execution of this Agreement
            --------------
the Borrower shall engage the services of the Consultant for the purpose of selling Stores in a number sufficient to generate proceeds sufficient to satisfy all of the Borrowers' Liabilities to the Lender. To that end, on or before May 15, 2000, the Borrowers shall have delivered an executed purchase and sale agreement, which (i) reflects a sale price (after payment of all transaction costs) in an amount sufficient to satisfy all of the Borrowers' Liabilities to the Lender and (ii) a closing to occur such that the Borrowers' Liabilities to the Lender are paid in full, in cash, on or before July 31, 2000.

     11.    Past Due Rents and Sales Taxes. The Borrower represents that
            ------------------------------
through February 28, 2000 it owes $498,963.00 in past due rent and $727,374.00 in past due sales taxes. The Borrowers shall make sufficient provision in its weekly cash flow expenditures to reduce these outstanding obligations by at least $50,000.00 per week.

     12.    Forbearance Fee.  In consideration of the Lender's willingness to
            ---------------
enter into this Agreement, the Borrowers agree to pay the Lender a Forbearance Fee, so referred to herein, in the amount of $250,000.00. The Borrowers hereby authorize the Lender to charge the Loan Account with the Forbearance Fee upon execution of this Agreement by the Borrowers and the Lender.

     13.    Acknowledgment Regarding Liabilities: Acknowledgment of Default
           --------------------------------------------------------------------
Under the Loan Documents. Borrowers acknowledge and agree that the amounts set
------------------------
forth in Section 2 above are due and owing to Lender without offset, claim or defense in connection therewith, all of which Borrowers hereby waive. The Borrowers acknowledge and agree that (i) the existing defaults under the Loan Documents constitute material defaults under the Loan Documents, (ii) any notices which must be given and any grace periods or cure periods which must expire, prior to Lender exercising any of its rights and remedies in connection with the Loan Documents, have been given, complied with and expired and, in any event, are hereby waived by Borrowers, and (iii) as a consequence, Lender is now entitled to immediately exercise all of its rights and remedies under the Loan Documents, at law or in equity, including, without limitation, its rights to declare all "Liabilities" (as defined in the Loan Agreement) to be immediately due, payable and performable, except to the extent that Lender agrees to forbear from existing those rights and remedies in this Agreement.

     14.    Forbearance: New Default. All rights and remedies of Lender in
            ------------------------
connection with the existing defaults under the Loan Documents are hereby reserved, but, except as otherwise specifically provided herein, Lender agrees to forbear from exercising its rights and remedies in connection with the existing defaults under the Loan Documents until the earlier to occur of the following (a "Termination Event"): (i) July 31, 2000, provided however, this date may be extended to August 25, 2000, if the Lender is satisfied, in its sole discretion, that the closing of any sale of stores which will result in the payment of the Liabilities will occur prior to August 15, 2000 or (ii) the occurrence of a "New Default" (as defined below). For purposes of this Agreement, the term "New Default" shall mean any failure of the Borrowers in the performance of any of the terms or conditions of, or any breach of any representation or warranty under, or any other default under this Agreement, the Loan Documents, any other agreements, instruments or documents entered into in connection therewith, except that "New Default" shall not include any of the foregoing which have occurred prior to the date hereof, and of which Lender has actual knowledge, prior to the date hereof. A "New Default" shall also include any material payment defaults under the Management Agreement, the Consulting Agreement, or the Merger Agreement. "New Default" shall also not include the failure of Borrowers to make rental payments when due under Leases as contemplated in the Business Plan; provided, however, that none of Borrowers' lessors has made a written demand (whether by letter, the commencement of legal proceedings or otherwise) for payment of the overdue rent, which demand is not cured within ten (10) days, provided further, that the lessor has not taken any step to distrain rent. Upon a Termination Event, Lender's agreement thereunder to forbear from exercising its rights or remedies shall immediately terminate, without the requirement of any demand, presentment, protest or notice of any kind, all of which Borrowers hereby waive, and Lender may at any time thereafter proceed to exercise any and all of its rights and remedies, including without limitation, its rights and remedies in connection with the existing defaults under the Loan Documents, all of which are hereby reserved.

     15.    Enforceability of Liabilities: Waiver and Consents. Borrowers agree
            --------------------------------------------------
that (i) the Liabilities are secured by the Collateral described in the Loan Documents, (ii) the Loan Documents are in full force and effect, and enforceable against Borrowers in accordance with their respective terms, (iii) the Borrowers have no offsets, claims or defenses to or in connection with the Liabilities, or the terms of the Loan Documents, all of which offsets, claims or defenses are hereby waived. Borrowers hereby waive and affirmatively agree not to challenge or otherwise pursue any and all defenses, affirmative defenses, counterclaims, claims, cause of actions, setoffs or other rights that it may have as of the date hereof relating to the Liabilities, the Loan Documents, or the Collateral therefor, including, but not limited to, any right to contest the existing defaults under the Loan Documents, the liens and security interests in favor of Lender, or the conduct of Lender in administering any such indebtedness or agreements.

     16.    Covenants, Representations and Warranties. The Borrowers hereby make
            -----------------------------------------
the following covenants, representations and warranties:

            16.1  Authority. The Borrowers are duly authorized to enter into,
                  ---------
and perform its obligations under, this Agreement and the agreements, instruments and documents contemplated hereby. The execution, delivery and performance by Borrowers of this Agreement will not violate any law or any provision of, nor are there any grounds for acceleration under, any agreement, note, or instrument which is binding upon Borrowers.

              16.2 No Misrepresentations. Without limiting any rights or
                   ---------------------
remedies Lender may have under law or in equity, Borrowers agree that all written statements and information provided by Borrowers to Lender pursuant to, or in connection with, this Agreement or the negotiations leading to this Agreement, have been true, complete and correct in all material respects, and none of the same contain any material omissions of any fact or matter necessary to keep the statements and information therein from being misleading.

              16.3 Indemnity. The Borrowers agree to indemnify and hold Lender
                   ---------
harmless from and against any and all losses, debts, damages, liabilities, claims, demands, actions, causes of action, lawsuits, penalties, judgments, costs and expenses (including, without limitation, attorneys' fees of counsel of Lender's choice), of every nature and description, which Lender may sustain or incur, based upon, arising out of, or in any way relating to any represenations or warranties of Borrowers being untrue or misleading, or this Agreement.

        17.   Entitlement to Relief from Stay. Borrowers hereby acknowledge and
              -------------------------------
agree, in further consideration for the Lender entering into this Forbearance Agreement, that, in the event that Borrowers shall make application for or seek relief or protection under any of the sections of chapters of the Bankruptcy Code, 11 U.S.C. (S) 101 et seq. (the "Code"), or in the event that any involuntary petition is filed against the Borrowers under the Code and an order for relief is entered as a result thereof, then the Lender shall thereupon be entitled to immediate relief from any automatic stay imposed by Section 362 of the Code, or otherwise, on or against the exercise of any and all of its rights and remedies under this Agreement, the Loan Documents or under applicable law based upon defaults which have occurred as of the date of this Agreement. This entitlement shall be irrespective of any of the requirements of Section 362 of the Code and the Lender will not be obliged to satisfy those requirements in order to obtain relief from stay. Notwithstanding the foregoing, the Borrowers specifically acknowledge that "cause" now exists and will continue to exist for such relief within the meaning of Section 362(d) of the Code. Borrowers now consent and will hereafter consent to any motion for relief from stay the Lender may file and the Borrowers irrevocably waive and release any right to object to such relief or to impede any of the Lender's remedies, including without limitation any rights under Sections 362 and 105 of the Code. This provision is a material inducement to the Lender in entering into the Forbearance Agreement. The Lender, in turn, acknowledges that this paragraph shall not be construed as a restriction or prohibition on the Borrowers' right to make application for or seek relief or protection under the Code.

        18.   Release. In consideration for Lender entering into this Agreement,
              -------
Borrowers hereby release and forever discharge Lender, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, and each of them, (and in the case of individuals, in their individual capacity and as they have acted as agents of the Lender) from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, whether or not related to the subject matter of this Agreement, which Borrowers now have or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Agreement. Borrowers waive the benefits of any law, which may provide in substance: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." Borrowers understand that the facts which they believe to be true at the time of making the release provided for herein may later turn out to be different than they now believe, and that information which is not now known or suspected may later be discovered. Borrowers accept this possibility, and Borrowers assume the risk of the facts turning out to be different and new information being discovered; and Borrowers further agree that the release provided for herein shall in all respects continue to be effective and not subject to termination or rescission because of any difference in such facts or any new information. This release is fully effective on the date hereof. Lender is not releasing Borrowers from any claims, debts, liabilities, demands, obligations, costs, expenses, actions or causes of action.

        19.   General Provisions.
              ------------------

              19.1   Integration: Amendment: Waivers. This Agreement, and the
                     ------------------------------
Loan Documents set forth in full and terms of agreement between the parties and are intended as the full, complete and exclusive contract governing the relationship between the parties, superseding all other discussions, promises, representations, warranties, agreements and the understandings between the parties with respect thereto. No term of the Loan Documents may be modified or amended, nor may any rights thereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment or waiver is sought. Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind. Lender's exercise or failure to exercise any rights under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights in subsequent instances. Except as expressly provided to the contrary in this Agreement, or in another written agreement, all the terms, conditions, and provisions of the Loan Documents shall continue in full force and effect. If in this Agreement's description of an agreement between the parties, rights and remedies of Lender or obligations of the borrower are described which also exist under the terms of the other Loan Documents, the fact that this Agreement may omit or contain a briefer description of any rights, remedies and obligations shall not be deemed to limit any of such rights, remedies and obligations contained in the other Loan Documents.

              19.2   Payment of Expenses. Without limiting the terms of the Loan
                     -------------------
Documents, Borrowers shall pay all costs and expenses incurred by or on behalf of Lender (including attorneys' fees) arising under or in connection with the Loan Documents, including without limitation, in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (ii) the filing and recording of any Loan Documents and any other documents or instruments or further assurances filed or recorded in connection with any Loan Document, (iii) any other action reasonably required in the course of administration hereof, including, but not limited to, all reasonable out-of-pocket expenses incurred in connection with audits and inspections, and (iv) the defense or enforcement of the Loan Documents, whether or not there is any litigation between the parties. All costs and expenses shall be added to the

Liabilities and the Borrowers authorize the Lender to charge the Loan Account for such expenses.

              19.3   No Third Party Beneficiaries. Except as may be otherwise
                     ----------------------------
expressly provided for herein, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

              19.4   Separability. If any provision of this Agreement is
                     ------------
held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

              19.5   Counterparts. This Agreement may be executed in any number
                     ------------
of counterparts, which together shall constitute one and the same agreement.

              19.6   Time of Essence. Time is of the essence in each of the
                     ---------------
Liabilities of the Borrowers and with respect to all conditions to be satisfied by the Borrowers.

              19.7   Statute of Limitations. The Borrowers waive the benefit of
                     ----------------------
all statute(s) of limitations in any action or proceeding based upon or arising out of this Agreement or the other Loan Documents.

              19.8   Construction: Voluntary Agreement: Representation by
                     ----------------------------------------------------
Counsel. This Agreement has been prepared through the joint efforts of all the
-------
parties. Neither its provisions nor any alleged ambiguity shall be interpreted or resolved against any party on the ground that such party's counsel was the draftsman of this Agreement. Each of the parties declares that such party has carefully read this Agreement and the agreements, documents and instruments being entered into in connection herewith and that such party knows the contents thereof and sign the same freely and voluntarily. The parties hereto acknowledge that they have been represented in negotiations for and preparation of this Agreement and the agreements, documents and instrument being entered into in connection herewith by legal counsel of their own choosing, and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

              19.9   Governing law: Forum Selection. This Agreement has been
                     ------------------------------
entered into and shall be governed by the laws of, the Commonwealth of Massachusetts. As a material part of the consideration to the parties for entering into this Agreement, each party (i) agrees that, at the option of the Lender, all actions and proceedings based upon, arising out of or relating in any way directly or indirectly to, this Agreement, or the Loan Documents, shall be litigated exclusively in courts located in Suffolk County, Massachusetts;
(ii) consents to the jurisdiction of any such court and consent to the service of process in any such action or proceeding (whether or not litigated in courts located in Suffolk County, Massachusetts) by personal delivery or any other method permitted by law; and (iii) waives any and all such rights to transfer or to change the venue of any such action or proceeding to any court located outside Suffolk County.

           19.10 Further Assurances. Borrowers agree to take all further actions
                 ------------------
and execute all further documents as Lender may from time to time reasonably request to carry out the transactions contemplated by this Agreement.

           19.11 Notices. All notices, requests and demands to or upon the
                 -------
respective parties hereto shall be given in accordance with the Loan Agreement.

           19.12 Mutual Waiver of Right to Jury Trial. LENDER AND EACH
                 ------------------------------------
BORROWER EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO:
(I) THIS AGREEMENT, OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS REFERRED TO HEREIN; OR (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN OR AMONG THEM; OR (III) ANY CONDUCT, ACTS OR OMISSIONS OF LENDER OR ANY BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH THEM; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.










              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

Executed under seal as of the date written above.

Video City, Inc. ("Borrower" and "Agent      Old Republic Entertainment, Inc.
Borrower")                                   ("Borrower")

          /s/ Robert Y. Lee                           /s/ Robert Y. Lee
---------------------------------------      -----------------------------------
By: Robert Y. Lee                            By: Robert Y. Lee
    -----------------------------------          -------------------------------
Title: CEO                                   Title: CEO
       --------------------------------             ----------------------------

Sulpizio One, Inc. ("Borrower")              Video Tyne, Inc. ("Borrower")

          /s/ Robert Y. Lee                           /s/ Robert Y. Lee
---------------------------------------      -----------------------------------
By: Robert Y. Lee                            By: Robert Y. Lee
    -----------------------------------          -------------------------------
Title: CEO                                   Title: CEO
       --------------------------------             ----------------------------


Videoland, Inc. ("Borrower")                 Video Galaxy, Inc. ("Borrower")

          /s/ Robert Y. Lee                           /s/ Robert Y. Lee
---------------------------------------      -----------------------------------
By: Robert Y. Lee                            By: Robert Y. Lee
    -----------------------------------          -------------------------------
Title: CEO                                   Title: CEO
       --------------------------------             ----------------------------

BANKBOSTON RETAIL FINANCE INC.
("Lender")


---------------------------------------
By:
    -----------------------------------
Title:
       --------------------------------


                           GUARANTOR ACKNOWLEDGEMENT

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned guarantor hereby irrevocably and unconditionally acknowledges and confirms to the Lender that his guaranty of the liabilities pursuant to the Limited Guaranty of Collection, dated as of December 29, 1998 of the Borrowers continues in full force and effect and is a valid and binding obligation of the undersigned guarantor in accordance with its terms, that no defenses, offsets, claims, counterclaims exist with respect to the guaranty, and that such guaranty is enforceable in accordance with its terms, and guarantees and shall continue to guarantee in accordance with its terms the performance of all amounts guaranteed thereby.

     Executed under seal as of the date written above,

                                             Guarantor:

                                                      /s/ Robert Y. Lee
                                             -----------------------------------
                                             Robert Y. Lee

Signature Page to Forbearance Agreement dated as of September 1999.